UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 16, 2008

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                                DST SYSTEMS, INC.
             (Exact Name of registrant as specified in its charter)

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                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-14036                                         43-1581814
(Commission File Number)                       (IRS Employer Identification No.)

333 West 11th Street, Kansas City, Missouri                        64105
(Address of principal executive offices)                        (Zip Code)

                                 (816) 435-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report).

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

      [ ] Written  communications  pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     DST  Realty,   Inc.  ("DST  Realty"),   Westside  Industrial  Park,  L.L.C.
("Westside"), DST Realty of California, Inc. ("DSTRCA") and DST Realty Connecticut, Inc. ("DSTRCT") (together the "DST Realty Entities") have entered into a credit agreement, dated as of September 16, 2008 (the "Credit Agreement"), with Bank of the West ("BoW"), as Lender, Administrative Agent, Arranger, and Syndication Agent, Enterprise Bank & Trust, as Lender and Syndication Co-Agent, and the lenders from time to time parties thereto. DST Systems, Inc. ("DST") is the sole shareholder of DST Realty and (through a wholly-owned subsidiary) the sole shareholder of DSTRCA. DST Realty is the sole shareholder of DSTRCT and also owns a controlling interest in Westside. DST is the Parent Guarantor under the Credit Agreement and will guaranty the repayment of the Loans. Capitalized terms not otherwise defined in this Form 8-K have the meanings given to them in the Credit Agreement.

     The Credit Agreement provides for a five-year non-revolving credit facility in an aggregate principal amount of up to $120 million. The credit facility is secured by, among other things, a first deed of trust or mortgage lien on the Property owned by the DST Realty Entities and identified as collateral in the Collateral Documents, as well as by a collateral assignment of leases and rents by the DST Realty Entities and other benefits related thereto. The interest rate from time to time applicable to the Loans is a floating rate tied either to British Banker's Association London Interbank Offered Rate (LIBOR) or to BoW's prime rate, as elected by DST Realty. In the event of default, the rate would be tied to BoW's prime rate. The DST Realty Entities will pay Administrative Agent fees, Syndication Co-Agent fees and Arranger fees to BoW.

     The DST Realty Entities are required, jointly and severally, to repay the Loans by the dates and in accordance with the amortization schedule listed on
Schedule 3.3 to the Credit Agreement. Subject to the provisions in the Credit Agreement, the DST Realty Entities may voluntarily prepay Loans in whole or in part without premium or penalty, though amounts repaid may not be reborrowed. Concurrently with the lease, sale or other transfer of any Property, the DST Realty Entities must prepay the Loans in an amount equal to 125% of the allocated amount of such Property as set forth in the Credit Agreement. If any event of default occurs and is continuing, all amounts payable under the Credit Agreement may be declared immediately due and payable.

     The  Credit  Agreement   contains  customary   restrictive   covenants  for
transactions of this type, as well as customary representations and warranties and certain customary events of default.

     The above description of the Credit Agreement is qualified in its entirety by reference to the terms of the Credit Agreement attached hereto as Exhibit 10.1.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRABGENEBT IF A REGISTRANT.

     As discussed under Item 1.01, DST has entered into the Credit Agreement. Please see the discussion in Item 1.01, which is incorporated into this Item
2.03 by reference.



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ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number      Description
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10.1                Credit  Agreement,  dated  September  16,  2008,  among  DST
                    Realty, Inc., Westside Industrial Park, L.L.C., DST Realty of California, Inc., and DST Realty Connecticut, Inc., as
                    Borrowers,  Bank  of the  West,  as  Lender,  Administrative
                    Agent,  Arranger,  and Syndication Agent,  Enterprise Bank &
                    Trust, as Lender and Syndication Co-Agent, and the lenders from time to time parties thereto.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DST SYSTEMS, INC.


Date:  September 22, 2008               By:  /s/ Kenneth V. Hager
                                            -------------------------------
                                        Name:   Kenneth V. Hager
                                        Title:  Vice President, Chief Financial
                                                Officer and Treasurer



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                                  EXHIBIT INDEX



Exhibit Number      Description
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10.1                Credit  Agreement,  dated  September  16,  2008,  among  DST
                    Realty, Inc., Westside Industrial Park, L.L.C., DST Realty of California, Inc., and DST Realty Connecticut, Inc., as
                    Borrowers,  Bank  of the  West,  as  Lender,  Administrative
                    Agent,  Arranger,  and Syndication Agent,  Enterprise Bank &
                    Trust, as Lender and Syndication Co-Agent, and the lenders from time to time parties thereto.